UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AGILYSYS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT SUPPLEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

September 15, 2016

The following information relates to the Proxy Statement of Agilysys, Inc. (“Agilysys,” the “Company,” “we,” “our,” or “us”), dated August 15, 2016, which was provided to shareholders of the Company in connection with the solicitation by the board of directors of the Company of proxies for the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held on September 15, 2016, at 8:00 a.m., local time, at the Company’s offices at 3380 146th Place SE, Suite 400, Bellevue, Washington 98007. All capitalized terms used in this Proxy Statement Supplement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

Supplemental Disclosure Concerning Proposal 3

In the section of the Proxy Statement entitled “Proposal 3 — Approval of Agilysys, Inc. 2016 Stock Incentive Plan,” we included a summary of the material terms of the 2016 Plan which was qualified in its entirety by reference to the full text of the 2016 Plan attached as an exhibit to the Proxy Statement. This Supplement updates the information in on page 14 of the Proxy Statement in the subsection captioned “Other Share Limitations.”

As stated in the 2016 Plan, the maximum number of shares subject to restricted shares, restricted share units, stock options or stock appreciation rights that may be granted to an individual in a calendar year applies only to awards that are intended to qualify for the performance-based exception to the deductibility limitations of Section 162(m) of the Code under the 2016 Plan and not to any other awards. The updated subsection is set forth below:

Other Share Limitations

The maximum number of shares subject to restricted shares or restricted share units that may be granted under the 2016 Plan is 1,250,000. With respect to awards that are intended to qualify for the performance-based exception to the deductibility limitations of Section 162(m) of the Code, the maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 400,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 800,000 shares. The Compensation Committee may also determine that compliance with the requirements of the performance-based compensation exemption under Section 162(m) of the Code is inadvisable or unnecessary and grant restricted shares, restricted share units, stock options or stock appreciation rights in excess of these limits.

If you have already returned your proxy card or voting instruction card or voted over the Internet or by telephone and do not wish to change your vote, you do not need to do anything. Your vote will be voted as you instructed in the proxy card or voting instruction card you already returned or as you voted over the Internet or by telephone.

If you have already returned your proxy card or voting instruction card or voted over the Internet or by telephone, and would like to change your vote, you may revoke or change your vote at any time before the final vote on the matter is taken at the Annual Meeting by submitting to our Secretary a notice of revocation or by timely delivery of a valid, later-dated, duly executed proxy by mail, telephone, or Internet. For your convenience, an additional proxy card is enclosed.

You may also revoke or change your vote by attending the Annual Meeting and voting in person. If your shares are held by a bank, broker, or other nominee, you must contact the bank, broker, or nominee and follow their instructions for revoking or changing your vote.

This Supplement is first being mailed to shareholders and made available electronically on our website at www.agilysys.com beginning on or about August 26, 2016, and should be read together with the Proxy Statement as it contains important additional information. The information contained herein supplements any information contained in the Proxy Statement.